EXHIBIT 23.1

[LETTERHEAD OF WIPFLI LLP]

CONSENT OF INDEPENDENT AUDITORS

Citizens Community Bancorp, Inc.
Eau Claire, Wisconsin

We consent to the incorporation by reference of our report dated December 19, 2008, with respect to the consolidated financial statements of Citizens Community Bancorp, Inc. for the year ended September 30, 2008, included in this annual report on Form 10-K, in the Registration Statement on Form S-8 pertaining to the Citizens Community Bancorp 2004 Recognition and Retention Plan (File No. 333-128252) in the Registration Statement on Form S-8 pertaining to the Citizens Community Bancorp 2004 Stock Option and Incentive Plan (File No. 333-127996).

/s/ Wipfli LLP

Eau Claire, Wisconsin
December 22, 2008